Exhibit 10.9

Terrestrial Energy Inc.

2025 Equity Incentive Plan

As Adopted: October 28, 2025

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ARTICLE XI		20

OTHER GRANTS		20

ARTICLE XII RIGHTS OF PARTICIPANTS		20
12.1	Employment or Service	20
12.2	Nontransferability of Awards	21
12.3	No Plan Funding	21

ARTICLE XIII GENERAL RESTRICTIONS		21
13.1	Investment Representations	21
13.2	Compliance with Securities Laws	21
13.3	Changes in Accounting or Tax Rules	22
13.4	Delivery	22
13.5	Change in Time Commitment	22
13.6	Clawback	22
13.7	Non-Uniform Determinations	23
13.8	No Obligation to Notify	23

ARTICLE XIV AMENDMENT, MODIFICATION AND TERMINATION		23

ARTICLE XV WITHHOLDING		23
15.1	Withholding Requirement	23
15.2	Withholding With Stock	24

ARTICLE XVI REQUIREMENTS OF LAW		24
16.1	Requirements of Law	24
16.2	Federal Securities Law Requirements	24
16.3	Section 409A	25
16.4	Governing Law	25

ARTICLE XVII DURATION OF THE PLAN		25

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Terrestrial Energy Inc.

2025 EQUITY INCENTIVE PLAN

Article I
INTRODUCTION

1.1 Establishment. The Board adopted the Plan to become effective immediately prior to the Closing (as defined in the Business Combination Agreement). The Plan is established for the benefit of Eligible Employees, Eligible Consultants, and Eligible Non-Employee Directors of the Company and its Affiliates. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, and other Awards.

1.2 Purpose. The purpose of the Plan is to provide financial incentives for select service providers of the Company and its Affiliates, thereby promoting the long-term growth and financial success of the Company by (a) attracting and retaining the most qualified service providers, (b) strengthening the capability of the Company and its Affiliates to develop, maintain and direct a competent management team, (c) providing an effective means for select service providers to acquire and maintain a direct proprietary interest in the operations and future success of the Company, (d) motivating employees to achieve long-range performance goals and objectives, and (e) providing incentive compensation opportunities competitive with those of other organizations.

Article II
DEFINITIONS

2.1 Definitions. The following terms shall have the meanings set forth below:

(a) “Affiliate” means, with respect to the Company, (i) any Subsidiary and (ii) any other corporation or entity that is affiliated with the Company through stock ownership or otherwise and is designated as an “Affiliate” by the Board; provided, however, that for purposes of Incentive Stock Options granted pursuant to the Plan, an “Affiliate” means any parent or Subsidiary as defined in Section 424 of the Code.

(b) “Award” means an Option, a Restricted Stock Award, a Restricted Stock Unit Award, Stock Appreciation Right, grants of Stock pursuant to Article X, or other issuances of Stock or the cash equivalent of such Stock hereunder.

(c) “Award Agreement” means an Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, Stock Appreciation Right Agreement, or a written agreement evidencing any other Award under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Business Combination Agreement” means that certain Business Combination Agreement, dated as of March 26, 2025, by and among the Company, HCM II Acquisition Corp., a Cayman Islands exempted company (“HCM II”), HCM II Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of HCM II.

(f) “Business Combination Date” means the date of the closing of the merger contemplated by the Business Combination Agreement.

(g) “Cause” means (i) if there is an employment or other service agreement between the Participant and the Company and the agreement contains a definition of “Cause”, the definition contained therein or (ii) in the absence of an employment or other service agreement between the Participant and the Company that contains a definition of “Cause”, (A) the Participant’s commission of any felony involving fraud, dishonesty or moral turpitude; (B) the Participant’s attempted commission of or participation in a fraud or act of dishonesty against the Company or any Affiliate that results in (or might have reasonably resulted in) material harm to the business of the Company or any Affiliate; (C) the Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any Affiliate or any statutory duty that the Participant owes to the Company or any Affiliate; or (D) the Participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company or any Affiliate.

(h) “Change in Control” means the following:

(i) Any “person” becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power represented by the Company’s then-outstanding voting securities;

(ii) The consummation of a sale or disposition of all or substantially all of the assets of the Company, other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, more than fifty percent (50%) of the total combined voting power represented by the Company’s then-outstanding voting securities;

(iii)  The consummation of a merger, reorganization, share exchange, or consolidation of the Company with or into any other entity, other than a merger, reorganization, share exchange, or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger, reorganization, share exchange, or consolidation;

(iv)  A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. Notwithstanding anything to the contrary set forth herein, if necessary for compliance with Section 409A of the Code, a Change in Control shall not occur unless such transaction satisfies the foregoing and constitutes a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.

(i) “Clawback Policy” shall have the meaning given to that term in Section 13.6 hereof.

(j) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(k) “Committee” means the Board, or if so delegated by the Board, a committee consisting of not less than two individuals who are empowered hereunder to take actions in the administration of the Plan. If applicable, the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act, including that the Committee shall be comprised of solely two or more (i) Eligible Non-Employee Directors and (ii) “independent directors” to the extent required by the listing standards or rules of the national securities exchange that is the principal trading market for the Stock, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules. Except as provided in Section 3.2, the Committee shall select Participants from Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors of the Company and its Affiliates and shall determine the Awards to be made pursuant to the Plan and the terms and conditions thereof; provided, however, with respect to an Award made to a Non-Employee Director, “Committee” means the Board.

(l) “Company” means Terrestrial Energy Inc., a Delaware corporation formerly known as “HCM II Acquisition Corp.”.

(m) “Disabled” or “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(n) “Eligible Consultants” means those consultants and advisors to the Company or an Affiliate who are determined by the Committee (i) to provide bona fide services that are important to the Company or an Affiliate and who are eligible to receive Awards, other than Incentive Stock Options, under the Plan, and (ii) to the extent applicable, who meet the conditions for eligibility under Rule 701 promulgated under the Securities Act or such other exemptions from registration under the Securities Act as may be applicable.

(o) “Eligible Employees” means those employees (including, without limitation, officers and directors who are also employees) of the Company or any Affiliate, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business; provided, that, mere service as an Eligible Non-Employee Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p) “Eligible Non-Employee Director” means any person serving on the Board who is a “non-employee director” within the meaning of Rule 16b-3.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

(r) “Fair Market Value” means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which the Stock is then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if Shares were not traded on such date, then on the last preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for a Share of the Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value shall mean the fair market value of a Share determined by the reasonable application of a reasonable valuation method, where such valuation method is based on the facts, circumstances, and all other available information that is material to the value of the Company in a manner consistent with the requirements of Sections 409A and 422 of the Code if and to the extent applicable.

(s) “Fiscal Year” means the Company’s fiscal year.

(t) “Forfeiture Restrictions” shall have the meaning given to that term in Section 8.2 hereof.

(u) “Free Standing Rights” shall have the meaning given to that term in Section 10.1 hereof.

(v) “Incentive Stock Option” means an Option designated as such and granted in accordance with Section 422 of the Code.

(w) “ISO Limit” shall have the meaning given to that term in Section 4.2 hereof.

(x) “Non-Qualified Stock Option” means any Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y) “Option” means a right to purchase Stock at a stated or formula price for a specified period. Options granted under the Plan shall be either Incentive Stock Options or Non-Qualified Stock Options.

(z) “Option Agreement” shall have the meaning given to that term in Section 7.2 hereof.

(aa) “Optionholder” means a Participant who has been granted one or more Options under the Plan.

(bb) “Option Period” means the period, determined by the Committee, during which an Option may be exercised by the Optionholder.

(cc)  “Option Price” shall have the meaning given to that term in Section 7.2(b) hereof.

(dd)  “Participant” means an Eligible Employee, Eligible Consultant or Eligible Non-Employee Director designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards available under the Plan.

(ee)  “Plan” means this Terrestrial Energy Inc. 2025 Equity Incentive Plan.

(ff) “Prior Plan” means the Terrestrial Energy Inc. Second Amended and Restated 2024 Stock Option Plan.

(gg)  “Related Rights” shall have the meaning given to that term in Section 10.1 hereof.

(hh)  “Restricted Stock Agreement” shall have the meaning given to that term in Section 8.1 hereof.

(ii) “Restricted Stock Award” means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed by the Committee in accordance with the provisions thereof.

(jj) “Restricted Stock Unit Award” means an award of a right to receive Shares, their cash equivalent, or a combination thereof pursuant to Article IX that is subject to certain restrictions imposed by the Committee in accordance with the provisions thereof.

(kk)  “Restricted Stock Unit Agreement” shall have the meaning given to that term in Section 9.1 hereof.

(ll) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(mm)  “Section 16” shall have the meaning given to that term in Section 15.2(c) hereof.

(nn)  “SEC” shall mean the Securities and Exchange Commission.

(oo)  “Securities Act” means the Securities Act of 1933, as it may be amended from time to time.

(pp)  “Service” means service to the Company or an Affiliate as an employee, a non-employee director, a consultant or an advisor, except to the extent otherwise specifically provided in an Award Agreement. The Committee determines which leaves of absence count toward Service and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in capacity in which the Participant provides Service to the Company or an Affiliate or a transfer between the Company and its Affiliates, provided there is no interruption or other termination of Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code.

(qq)  “Share” means one whole share of Stock.

(rr) “Stock” means the common stock of the Company.

(ss)  “Stock Appreciation Right” means the right pursuant to an Award granted under Article X to receive, upon exercise, an amount payable in cash or Shares equal to the number of Shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right Agreement.

(tt) “Stock Appreciation Right Agreement” means an award of a right to receive Shares, their cash equivalent, or a combination thereof pursuant to Article X that is subject to certain restrictions imposed by the Committee in accordance with the provisions thereof.

(uu)  “Subsidiary” means any corporation more than 50% of the outstanding voting securities of which are owned by the Company or any other Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Company or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

(vv)  “Substitute Awards” shall have the meaning given to that term in Section 4.1 hereof.

(ww)  “Tax Date” shall have the meaning given to that term in Section 15.2 hereof.

2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

Article III
PLAN ADMINISTRATION

3.1 General. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall have the power to take the following actions, subject to and within the limitations of the express provisions of the Plan:

(a) select the Participants from among the Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors;

(b) determine the Awards to be made pursuant to the Plan, or Shares to be issued thereunder, and the time at which such Awards are to be made;

(c) fix the Option Price, the Option Period and the manner in which an Option becomes exercisable;

(d) establish the duration and nature of Restricted Stock Award and Restricted Stock Unit Award restrictions;

(e) establish the other terms and conditions applicable to the various Awards under the Plan as the Committee may deem necessary or desirable, and consistent with the terms of the Plan;

(f) determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein;

(g) adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company;

(h) effect the reduction of the exercise, purchase or strike price of any outstanding Award, provided that approval of the stockholders of the Company shall be required before such repricing is effective and such repricing complies with applicable law;

(i) approve such supplements or amendments to the Plan (including sub-plans) as it may consider necessary or appropriate to grant Awards to Participants who are foreign nationals or who are employed by the Company or its Affiliates outside of the United States; provided, however, that any such supplements or amendments shall be consistent with the terms of the Plan;

(j) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency; and

(k) take any other action the Committee deems necessary for administering or maintaining the Plan.

The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or its Affiliates or the Company’s auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by applicable law, be fully indemnified and protected by the Company with respect to any such action or determination. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.2 Delegation by Committee. The Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant Awards under the Plan to specified groups of Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine, subject to applicable law. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any Eligible Employee, Eligible Consultant or Eligible Non-Employee Director who is covered by Section 16(b) of the Exchange Act shall not be delegated by the Committee.

3.3 Contractual Limitations. The Committee shall in exercising its discretion under the Plan comply with all contractual obligations of the Company in effect from time to time, whether contained in the Company’s Certificate of Incorporation, Bylaws or other binding contract.

Article IV
STOCK SUBJECT TO THE PLAN

4.1 Number of Shares.

(a) Share Reserve. Subject to adjustment as provided in the Plan, the aggregate number of Shares that may be issued under the Plan pursuant to Awards shall not exceed the sum of (a) 15,736,694 Shares, (b) any Shares subject to awards granted under the Prior Plan (and assumed by the Company pursuant to the Business Combination Agreement) that are outstanding on the Business Combination Date and that subsequently are forfeited, expire, or lapse unexercised or unsettled, and (c) the additional Shares described in Sections 4.1(b) and 4.1(c) (the “Share Reserve”).

(b) Annual Increase in Shares. On the first day of each January during the term of the Plan, commencing on January 1, 2026 and ending on (and including) January 1, 2035, the aggregate number of Shares that may be issued under the Plan shall automatically increase by a number equal to the lesser of (i) five percent (5%) of the total number of Shares actually issued and outstanding on the last day of the preceding Fiscal Year or (ii) a number of Shares determined by the Board.

(c) Shares Returning to Share Reserve. Any Shares subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of Shares to which the Award related will again be available for issuance under the Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award. To the extent permitted under applicable exchange listing requirements, any dividend equivalents paid or credited under the Plan with respect to Restricted Stock Units shall not be applied against the number of Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Restricted Stock Units. The maximum number of Shares may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. During the terms of the Awards, the Company shall keep available at all times the number of Shares reasonably required to satisfy such Awards, which Shares may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

(d) Awards Not Reducing Share Reserve. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Subject to applicable stock exchange requirements and applicable law, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Share Reserve. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company on the open market or otherwise.

(e) Non-Employee Director Limit. The maximum number of Shares subject to Awards granted during a single Fiscal Year to any Eligible Non-Employee Director, together with any cash fees paid to such Eligible Non-Employee Director during the Fiscal Year shall not exceed a total value of $400,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes); provided however that (i) the Committee may make exceptions to this limit, except that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous decisions involving compensation for Non-Employee Director and (ii) the limitation that will apply in the fiscal year in which the Eligible Non-Employee Director (A) is initially appointed or elected to the Board, (B) serves on a special committee of the Board, or (iii) serves as lead director or non-executive chair of the Board, shall be $800,000.

4.2 Incentive Stock Option Limitation. The maximum number of Shares that may be issued in the aggregate pursuant to the exercise of Incentive Stock Options is 15,736,694 Shares (the “ISO Limit”).

4.3 Capitalization Adjustments. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend, extraordinary cash dividend, including a dividend recapitalization, or any other distribution upon such Shares payable in Stock or cash, or through a stock split, subdivision, consolidation, combination, reclassification, recapitalization, or any other corporate transaction or event having an effect similar to the foregoing, in each case, involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, exercise price, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (a) the Shares as to which Awards may be granted under the Plan, (b) the Shares then included in each outstanding Award granted hereunder, (c) the maximum number of Shares available for grant pursuant to Incentive Stock Options, and (d) the number of Shares subject to a delegation of authority under Section 3.2 of the Plan.

4.4 Other Distributions and Changes in the Stock. In the event that:

(a) the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding (i) cash or (ii) distributions referred to in Section 4.3), or

(b) the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

(c) there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, the Committee may, in its sole discretion, determine that such event equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including, without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award. If the Committee makes such a determination, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected.

4.5 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require the Company to sell a fractional Share under any Option, or otherwise issue a fractional Share, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional Share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of Shares then subject to an Option shall remain unchanged but the Option Price per Share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of Shares or other securities into which the Stock subject to the Option may have been changed and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

4.6 Determination by the Committee, Etc. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be made in a manner that complies with Sections 409A and 424 of the Code, as applicable, and shall be final and binding upon all parties thereto.

Article V
CHANGE IN CONTROL

5.1 Change in Control Provisions. The following provisions shall apply to Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the holder of the Award or unless otherwise expressly provided by the Committee at the time of grant of the Award. Except as otherwise stated in the Award Agreement, in the event of a Change in Control, then, notwithstanding anything to the contrary set forth herein, the Committee may unilaterally take one or more of the following actions with respect to the Awards, without Participant consent, contingent upon the closing or completion of the Change in Control:

(a) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control);

(b) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(c) accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the closing of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five days prior to the closing of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the closing of the Change in Control;

(d) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Award;

(e) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the closing of the Change in Control, in exchange for such cash consideration, if any, as the Committee, in its sole discretion, may consider appropriate; and

(f)   make a payment, in such form as may be determined by the Committee, equal to the excess, if any, of (i) the value of the property the holder of the Award would have received upon the exercise of the Award, over (ii) any exercise price payable by such holder in connection with such exercise. For the avoidance of doubt, such payment may be zero if the fair market value of the property is equal to or less than the exercise price.

The Committee need not take the same action with respect to all Awards or with respect to all Participants. To the extent permitted under Section 409A of the Code, the Committee may provide that payments under this provision may be delayed to the same extent that payment of consideration to the holders of Stock in connection with the Change in Control is delayed as the result of escrows, earnouts, holdbacks or other contingencies. In addition, the Committee may provide that such payments made over time will remain subject to substantially the same vesting schedule as the Award, including any performance-based metrics that applied to the Award immediately prior to the closing or completion of the Change in Control.

5.2 Company Actions. The grant of Awards under the Plan shall in no way affect the right of the Company or any Affiliate to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

5.3 Dissolution or Liquidation. Except as otherwise provided in the applicable Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding Shares not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Service, provided, however, that the Committee may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

Article VI
PARTICIPATION

Participants in the Plan shall be those Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors determined by the Committee. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an Award Agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related Award Agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such Award Agreement entered into hereunder, the provisions of the Plan shall govern.

Article VII
OPTIONS

7.1 Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee, in its sole discretion, shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that only Non-Qualified Stock Options may be granted to Eligible Consultants and Eligible Non-Employee Directors. The Committee may grant both an Incentive Stock Option and a Non-Qualified Stock Option to an Eligible Employee at the same time or at different times. Incentive Stock Options and Non-Qualified Stock Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised. In no event shall the Company have any obligation or liability to a Participant if an Option intended to qualify as an Incentive Stock Option is determined not to qualify as an Incentive Stock Option.

7.2 Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement (an “Option Agreement”). An Option Agreement shall be issued by the Company in the name of the Participant to whom the Option is granted and in such form as may be approved by the Committee. The Option Agreement shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

(a) Number of Shares. Each Option Agreement shall state that it covers a specified number of Shares, as determined by the Committee.

(b) Price. The price at which each Share covered by an Option may be purchased (the “Option Price”) shall be determined in each case by the Committee and set forth in the Option Agreement. With respect to Options that are intended to be Incentive Stock Options, in no event shall the Option Price be less than 100% of the Fair Market Value of one Share on the date the Option is granted (or 110% of such Fair Market Value, to the extent provided in Section 7.3).

(c) Duration of Options; Vesting. Each Option Agreement shall state the Option Period applicable to the Option, which must end, in all cases, not more than 10 years from the date the Option is granted (or five years, to the extent provided in Section 7.3). Each Optionholder shall become vested in the Shares underlying the Option in such installments and over such period or periods of time, if any, or upon such events, as are determined by the Committee in its discretion and set forth in the Option Agreement.

(d) Vesting. The Option shall become exercisable, in whole or in part, at the same time or times as the Shares underlying the Option vest.

(e) Termination of Service, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Optionholder’s Service. The effect of this subsection 7.2(e) shall be limited to determining the consequences of a termination of Service on an Option and nothing in this subsection 7.2(e) shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any individual’s Service. If the Committee does not otherwise specify, the following shall apply:

(i)   If the Service of the Optionholder is terminated within the Option Period for Cause, the Option shall thereafter be void for all purposes and immediately cancelled in its entirety for no consideration upon the date of the Optionholder’s termination of Service.

(ii) Unless otherwise provided in an Award Agreement, if the Optionholder becomes Disabled while still in Service of the Company or an Affiliate, the Option may be exercised by the Optionholder within one year following the Optionholder’s termination of Service on account of Disability (provided that such exercise must occur within the Option Period) and immediately thereafter, the Option will automatically terminate. In any such case, the Option may be exercised only as to the Shares that had become vested on or before the date of the Optionholder’s termination of Service because of Disability.

(iii)  Unless otherwise provided in an Award Agreement, if the Optionholder dies during the Option Period while still in Service of the Company or an Affiliate or within the one year period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Optionholder’s will or by the laws of descent and distribution within one year following the Optionholder’s death (provided that such exercise must occur within the Option Period), and immediately thereafter, the Option will automatically terminate. In any such case, the Option may be exercised only as to the Shares that had become vested on or before the date of the Optionholder’s death.

(iv) Unless otherwise provided in an Award Agreement, if the Service of the Optionholder is terminated within the Option Period for any reason other than Cause, Disability or death, the Option may be exercised by the Optionholder within three months following the date of the Optionholder’s termination of Service (provided that such exercise must occur within the Option Period), and immediately thereafter, the Option will automatically terminate. In any such case, the Option may be exercised only as to the Shares that had become vested on or before the date of termination of Service.

(f) No Service Right. Nothing in the Plan shall limit or impair the right of the Company or any Affiliate to terminate the employment of any employee or to terminate the consulting or advisory services of any consultant or advisor.

(g) Exercise, Payments, Etc.

(i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice on any business day specifying the number of Shares with respect to which such Option is exercised. The Option shall be exercised when the Option Price for the number of Shares as to which the Option is exercised and applicable tax withholding is paid to the Company in full. If the Shares are certificated, a properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Optionholder upon payment therefor.

(ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Optionholder, or by any other method approved by the Committee:

(A) in cash;

(B) by certified check, cashier’s check or other check acceptable to the Company, payable to the order of the Company;

(C) if expressly permitted by a resolution of the Committee applicable to the Option at the time of exercise, by delivery to the Company of certificates representing the number of Shares then owned by the Optionholder, the Fair Market Value of which equals the purchase price of the Shares purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Shares, unless such Shares have been held by the Optionholder for more than six months (or such other period of time as the Committee determines is necessary to avoid adverse financial accounting treatment); for purposes of the Plan, the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date, and the exercise date shall be the day of delivery of certificates for the Shares used as payment of the Option Price;

(D) if expressly permitted by a resolution of the Committee applicable to the Option at the time of exercise, if the Option is a Non-Qualified Stock Option, by delivery to the Company of irrevocable instructions directing the Company to withhold from the purchased Shares a number of Shares having a Fair Market Value as of the exercise date equal to the aggregate Option Price of the purchased Shares subject to the Option; or

(E) should the Stock be registered under Section 12(g) of the Exchange Act at the time the Option is exercised, then the exercise price may also be paid to the extent the Option is exercised for vested Shares, through a special sale and remittance procedure pursuant to which the Optionholder (or any other person or persons exercising the Option) shall concurrently provide irrevocable written instructions (I) to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (II) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale.

Notwithstanding anything to the contrary set forth herein, during any period for which the Stock is publicly traded (i.e., the Stock is listed on any established stock exchange or a national market system) an exercise by a director or officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under the Plan.

(h) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(i) Withholding.

(i)   Non-Qualified Stock Options. Upon vesting and exercise of an Option, the Optionholder shall make appropriate arrangements with the Company to provide for the amount of any withholding required by Sections 3102 and 3402 of the Code and applicable state and local income tax laws, including payment of such taxes through delivery of Shares or by withholding Shares to be issued under the Option, as provided in Article XV.

(ii) Incentive Stock Options. If an Optionholder makes a disposition (as defined in Section 424(c) of the Code) of any Shares acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Optionholder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Optionholder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of any withholding required by Sections 3102 and 3402 of the Code and applicable state and local income tax laws.

(j) Lock-Up Period. Unless otherwise provided in an Award Agreement, if requested by the Company or the representative of the underwriters of Stock (or other securities) of the Company, the Participant shall not, without the prior written consent of the underwriter(s) of Stock (or other securities of the Company) and the Company, sell, transfer, make any short sale of, grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a sale, any Stock (or other securities) of the Company held by the Participant (other than those included in the registration) during (i) the 180-day period following the effective date of the first firm commitment underwritten public offering of the Stock registered under the Securities Act (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company or Affiliate shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), and (ii) the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period, not to exceed 18 days after the expiration of the 90-day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation). The obligations described in this paragraph shall not apply to a registration relating solely to employee benefit plans on SEC Form S-1 or Form S-8 or similar forms that may be promulgated in the future by the SEC, or a registration relating solely to a transaction on SEC Form S-4 or similar forms that may be promulgated in the future. If requested by the Company or the representative of the underwriters of Stock (or other securities) of the Company, the Participant will enter into an agreement regarding his or her compliance with this requirement that will survive the term of the Award Agreement.

7.3 Restrictions on Incentive Stock Options.

(a) $100,000 Per Year Limitation. The aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder in any calendar year, under the Plan or otherwise, shall not exceed $100,000 (or such higher amount as may at the time of grant be applicable under Section 422(d) (or any successor provision) of the Code). For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option and Incentive Stock Options shall be taken into account in the order granted. The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the above limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Incentive Stock Option shall thereafter be exercisable as a Non-Qualified Stock Option.

(b) Ten Percent Stockholders. Notwithstanding anything to the contrary set forth herein, Incentive Stock Options granted to an Optionholder who is the holder of record of 10% or more of the outstanding stock of the Company, its parent or any of its Subsidiaries, shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

7.4 Transferability.

(a) General Rule: No Lifetime Transfers. An Option shall not be transferable by the Optionholder except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Optionholder’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Optionholder’s guardian or legal representative shall have all the rights of the Optionholder under the Plan.

(b) No Assignment. No right or interest of any Optionholder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Optionholder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above. In the event the Option is assigned or transferred in any manner contrary to terms of the Plan, then all Options transferred or assigned shall immediately terminate.

7.5 Stockholder Privileges. No Optionholder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Optionholder becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Optionholder becomes the holder of record of such Shares.

7.6 Non-Exempt Employees. No Option granted to a Participant who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six months following the date of grant of the Option. Notwithstanding anything to the contrary set forth herein, consistent with the provisions of the Worker Economic Opportunity Act, in the event of the Participant’s death or Disability or upon a Change in Control in which the vesting of such Options accelerates, any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

Article VIII
RESTRICTED STOCK AWARDS

8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee. Each Restricted Stock Award granted under the Plan shall be evidenced by a written restricted stock agreement (a “Restricted Stock Agreement”). The Restricted Stock Agreement shall incorporate and conform to the conditions set forth in this Article VIII as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

8.2 Restrictions. A Participant’s right to retain a Restricted Stock Award granted to him or her under Section 8.1 shall be subject to such restrictions, including, but not limited to, his or her continuous Service for the Company or an Affiliate for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award (such restrictions as established by the Committee shall be known as the “Forfeiture Restrictions”). The Committee may in its sole discretion provide for different Forfeiture Restrictions or no Forfeiture Restrictions with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. The Committee may in its sole discretion provide for the earlier lapse of any Forfeiture Restrictions in the event of a Change in Control in accordance with Article V of the Plan. Unless explicitly provided for otherwise in an Award Agreement, if a Participant’s Service terminates for any reason, any Shares as to which the Forfeiture Restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all Shares related thereto shall be immediately returned to the Company.

8.3 Privileges of a Stockholder, Transferability. A Participant shall have all dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him or her as a Restricted Stock Award under this Article VIII upon his or her becoming the holder of record of such Stock; provided, however, that the Participant’s right to sell, encumber or otherwise transfer such Stock shall be subject to the limitations of Sections 12.2 and Article XIII.

8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on any Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

(a) Requiring the Participant to keep any certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

(b) Requiring that any certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

Article IX
RESTRICTED STOCK UNITS

9.1 Restricted Stock Unit Awards. Each Restricted Stock Unit Award granted under the Plan shall be evidenced by a written restricted stock agreement (a “Restricted Stock Unit Agreement”). Each Restricted Stock Unit Agreement will conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Committee may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(b) Settlement. A Restricted Stock Unit Award may be settled by the delivery of Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Committee and contained in the Restricted Stock Unit Agreement.

(c) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Committee, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Shares (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(d) Dividend Equivalents. Dividend equivalents may be credited in respect of Shares covered by a Restricted Stock Unit Award, as determined by the Committee and contained in the Restricted Stock Unit Agreement. At the sole discretion of the Committee, such dividend equivalents may be converted into additional Shares covered by the Restricted Stock Unit Award in such manner as determined by the Committee. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the same terms and conditions of the underlying Restricted Stock Unit Agreement to which they relate.

(e) Termination of Service. Except as otherwise provided in the applicable Restricted Stock Unit Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited for no consideration upon the Participant’s termination of Service.

(f) Compliance with Section 409A. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Committee and contained in the Restricted Stock Unit Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

Article X
STOCK APPRECIATION RIGHTS

10.1  Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by a Stock Appreciation Right Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”). Each Stock Appreciation Right Agreement will conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a) Grant Requirements for Related Rights. Any Related Right that relates to a Non-Qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(b) Term. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(c) Vesting. At the time of the grant of a Stock Appreciation Right, the Committee may impose such restrictions on or conditions to the vesting of the Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(d) Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of Shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of Shares (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

(e) Exercise Price. The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per Share subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 10.1(a) are satisfied.

(f) Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of Shares for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of Shares for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of Shares for which such Option has been exercised.

(g) Additional Restrictions. At the time of the grant of a Stock Appreciation Right, the Committee, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Shares (or their cash equivalent) subject to a Stock Appreciation Right Agreement to a time after the vesting of such Stock Appreciation Right.

Article XI

OTHER GRANTS

From time to time during the duration of the Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire Shares, whether by purchase, outright grant, or otherwise, or the cash equivalent of such Shares. Any arrangement may be made subject to the general provisions of the Plan and all Shares issued pursuant to such arrangements that may be made subject to the Plan shall be issued under the Plan.

Article XII
RIGHTS OF PARTICIPANTS

12.1  Employment or Service. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of employment by, consulting relationship with or Service with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Service shall be determined by the Committee at that time.

12.2 Nontransferability of Awards. Except as provided otherwise at the time of grant or thereafter, no right or interest of any Participant in an Option, Restricted Stock Award Restricted Stock Unit Award (prior to the completion of the restriction period applicable thereto), Stock Appreciation Right, or other Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, and other Awards, shall, to the extent provided in Article VII, Article VIII, Article IX, and Article X be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

12.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusted, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company or any Affiliate and shall be only general creditors of the Company.

Article XIII
GENERAL RESTRICTIONS

13.1 Investment Representations. The Company may require any person to whom an Award is granted, as a condition of exercising such Option or receiving such Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right, or other Award to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company or its counsel deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on any Stock certificates.

13.2 Compliance with Securities Laws. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall advise that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

13.3  Changes in Accounting or Tax Rules. Except as provided otherwise at the time an Award is granted, notwithstanding anything to the contrary set forth herein, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company or the Participant, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, outstanding Restricted Stock Awards, Restricted Stock Units Awards, Stock Appreciation Rights, and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied to the extent permitted by applicable law.

13.4  Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period thereafter, subject to compliance with Section 409A if and to the extent applicable. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period.

13.5  Change in Time Commitment. If a Participant’s regular level of time commitment in the performance of Service for the Company and any Affiliates is reduced (for example, if the Participant has a change in status from a full-time employee to part-time employee, or if the Participant goes on a leave of absence other than ordinary course vacation and sick days) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion (and without the need to seek or obtain the consent of the affected Participant) to (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment and (b) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award, subject to compliance with applicable law. In the event of any such reduction, the Participant will have no right to any portion of the Award that is so reduced or extended.

13.6  Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

13.7  Non-Uniform Determinations. The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards and the terms and provisions of such Awards.

13.8  No Obligation to Notify. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

Article XIV
AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time or from time to time, with or without prior notice, amend, modify, suspend or terminate the Plan, and the Board or the Committee may amend or modify an Award Agreement; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable. Except as otherwise provided in the Plan, no amendment, modification or termination of the Plan or an Award Agreement shall in any manner materially and adversely affect any Options, Restricted Stock Awards, Stock Appreciation Rights, or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, or other Awards. Notwithstanding anything to the contrary set forth herein, the Board may amend or modify the terms of the Plan or an Award Agreement, retroactively or prospectively, as permitted under Section 13.3 (Changes in Accounting or Tax Rules) or Section 16.3 (Section 409A) hereof with or without the consent of the Participant.

Article XV
WITHHOLDING

15.1  Withholding Requirement. The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant, or to condition the Company’s obligation to deliver Shares upon the exercise of any Option, the vesting of or lapse of Forfeiture Restrictions or repurchase rights with respect to any Restricted Stock Award or Restricted Stock Unit Award, to exercise Stock Appreciation Rights, or to grant Stock upon the payment by the Participant of, any federal, state, local or foreign taxes of any kind required by applicable law with respect to the grant or issuance of, or the vesting of or other lapse of restrictions applicable to, the applicable Award or the Shares subject to, or issuable upon exercise of, such Award. At the time of such grant, issuance, vesting or lapse, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

15.2  Withholding With Stock. At the time the Committee grants an Award or at any time thereafter, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant; provided however, that the number of Shares so withheld shall not exceed the maximum amount required to be withheld (or such lesser amount as may be necessary to avoid classification as a liability under applicable accounting standards), or (b) to transfer to the Company a number of Shares that were acquired by the Participant more than six months prior to the transfer to the Company and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Any such elections by Participants to have Shares withheld for this purpose will be subject to the following restrictions:

(a) All elections must be made prior to the Tax Date.

(b) All elections shall be irrevocable.

(c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act (“Section 16”), the Participant must satisfy the requirements of Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

Article XVI
REQUIREMENTS OF LAW

16.1  Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

16.2  Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Award for any exception from the provisions of Section 16(b) of the Exchange Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

16.3  Section 409A. Notwithstanding anything to the contrary set forth herein, the Plan and Awards made under the Plan will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards exempt from Section 409A of the Code, and to the extent not so exempt, in compliance with the requirements imposed by Section 409A of the Code. If any Plan provision or Award would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable. The Company makes no representation that the Plan or any Award complies with Section 409A of the Code and shall have no liability to any Participant for any failure to comply with Section 409A of the Code. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amount or benefit that constitutes a “nonqualified deferred compensation plan” upon or following a termination of employment or service, unless such termination is also a “separation from service” within the meaning of Section 409A of the Code, and, for purposes of any such provision of the Plan or any Award Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” Notwithstanding anything to the contrary set forth herein or in any Award Agreement, if the Participant is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or benefit in respect of an Award that is considered “nonqualified deferred compensation” under Section 409A of the Code payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (a) the expiration of the six-month period measured from the date of such “separation from service” of the Participant and (b) the date of the Participant’s death, solely to the extent required under Section 409A of the Code. Upon the expiration of the foregoing delay period, all payments and benefits in respect of such Award delayed pursuant to the foregoing (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Participant in a lump sum, and all remaining payments and benefits due in respect of such Award under the Plan or any Award Agreement, as applicable, shall be paid or provided in accordance with the normal payment dates specified for them herein.

16.4  Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware excluding its conflict of laws rules.

Article XVII
DURATION OF THE PLAN

The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to approval of the Company’s stockholders as provided in this Article XVII. To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date. Unless sooner terminated by the Board, the Plan shall terminate at the close of business on the day immediately following the 10th anniversary of the date when the Board adopted the Plan and no Award shall be granted, or offer to sell Stock made, under the Plan after such termination. Awards outstanding at the time of the Plan termination may continue to vest, be exercised or otherwise become free of restrictions, or be paid, in accordance with their terms.